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                                                                   EXHIBIT 21.1



                   SUBSIDIARIES OF UBIQUITEL OPERATING COMPANY



                 NAME                             STATE OF INCORPORATION
                 ----                             ----------------------
      UbiquiTel Leasing Company                          Delaware
